EXHIBIT 99

News Release

Contact

Bev Fleming, Investor Relations

(312) 444-7811

or

Richard Jurek, Public Relations

(312) 444-5281

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FULL YEAR 2005 EARNINGS OF

$2.64 PER SHARE, UP 16% FROM THE PRIOR YEAR.

– Fourth Quarter Earnings of $0.67 Per Share, Up 12% From The Prior Year Fourth Quarter –

(Chicago, January 18, 2006) Northern Trust Corporation today reported record net income per common share of $2.64 for 2005, an increase of 16% from $2.27 per share a year ago. Net income increased 16% to a record $584.4 million, up from $505.6 million last year. This performance resulted in a return on average common equity of 17.01%.

For the fourth quarter, net income per share was $0.67, up 12% from $0.60 reported in 2004. Net income was $147.6 million compared with $132.6 million earned in the fourth quarter of last year and resulted in a return on average common equity of 16.38%.

William A. Osborn, Chairman and Chief Executive Officer, commented, “We are very pleased with our performance in 2005. We successfully completed the largest acquisition in our history, continued to grow our international business, and strengthened the position of our industry leading private client business. At the same time, we achieved double digit revenue and earnings growth, with assets under custody reaching a record $2.9 trillion and assets under management totaling $618 billion, also a record. Our strong balance sheet, expanding product capabilities and growing U.S. and international presence place Northern Trust in an excellent position for continued growth.”

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FINANCIAL SERVICES GROUP ACQUISITION

On March 31, 2005, Northern Trust closed its acquisition of Baring Asset Management’s Financial Services Group (FSG). The final adjusted purchase price totaled 261.5 million British pounds Sterling. The after-tax impact of this acquisition was neutral to both fourth quarter and full year results.

FOURTH QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s fourth quarter consolidated revenues of $692.4 million were up 15% or $89.3 million from last year’s fourth quarter and included $36.4 million, net of acquisition-related funding costs, related to FSG. Adjusting for FSG, revenues increased 9%. The fourth quarter revenue growth reflects record trust, investment and other servicing fees of $403.5 million, up 19% from the fourth quarter of last year. Trust, investment and other servicing fees represented 58% of fourth quarter revenues, and total fee-related income represented 73% of revenues. Net interest income also reached a record level, up 14% from a year ago to $187.3 million.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) in the quarter were up 28% to $220.8 million from the year-ago quarter reflecting revenues from FSG, strong growth in all major products and services, improved equity markets, and new business. The fourth quarter results include $28.6 million of fees from FSG, contributing to a 59% increase in custody and fund administration fees, which totaled $110.4 million for the quarter. Securities lending fees totaled $32.6 million, up 7% compared with last year’s fourth quarter, primarily reflecting higher volumes. Fees from asset management grew 5% to $61.6 million. C&IS assets under custody totaled $2.70 trillion at December 31, 2005, up 15% from a year ago and 3% from September 30, 2005. Assets under custody include $1.24 trillion of global custody assets, an increase of 28% compared with a year ago and 5% sequentially. C&IS assets under management totaled $500.7 billion, an increase of 8% from the prior year and 1% from September 30, 2005.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 10% and totaled $182.7 million compared with $165.9 million a year ago. The fourth quarter results include $2.0 million of fees from FSG. The increase in PFS fees resulted primarily from improved equity markets and new business. Revenue growth continued to be broad-based, with all states and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $225.6 billion at December 31, 2005, compared with $219.3 billion at September 30, 2005 and $209.3 billion at December 31, 2004. Of the total PFS assets under custody, $117.2 billion is managed by Northern Trust compared with $113.8 billion at September 30, 2005 and $110.4 billion at December 31, 2004.

Foreign exchange trading profits were $44.0 million, including approximately $4.8 million from FSG, compared with $42.6 million in the fourth quarter of last year. Treasury management fees in the quarter were $15.8 million compared with $20.0 million in the same quarter last year. Approximately 60% of this decrease was offset by improved net interest income as clients opted to pay for services via compensating balances, consistent with historical experience in a higher interest rate environment. Revenues from security commissions and trading income were $12.8 million, up 9% from the prior year. Other operating income was $28.9 million for the fourth quarter compared with $25.3 million in the same period last year. The prior year quarter included a $5.1 million gain resulting from the sale of two non-performing loans. Nonrecurring gains in the current quarter totaled $4.5 million and included the sale of certain real estate and other assets. The increase in other operating income, net of nonrecurring items, primarily resulted from higher custody related deposit revenues and FSG based banking fees.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $187.3 million, up 14% from $164.7 million reported in the prior year quarter. The increase reflects both net interest margin improvement and an increase in average earning assets. The net interest margin increased to 1.80% from 1.66% in the prior year quarter reflecting an improved funding mix and wider interest rate spreads on retail deposits. Average earning assets of $41.2 billion were 4% higher than a year ago. Securities increased 28% and averaged $10.9 billion, with the increase concentrated primarily in variable rate government

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

sponsored agency securities. Average loans and leases increased 9% to $19.3 billion, while average money market assets decreased 17% to $10.9 billion. FSG contributed $5.6 million in net interest income in the quarter offset by acquisition-related funding costs totaling $6.3 million.

The reserve for credit losses at December 31, 2005 of $136.0 million was virtually unchanged from the September 30, 2005 balance. There was no provision for credit losses in the current quarter compared with a negative $10.0 million provision in the prior year quarter. Net charge-offs in the quarter totaled $0.1 million compared with $0.8 million in the fourth quarter last year. Nonperforming loans totaled $31.0 million at December 31, 2005, as compared with $34.1 million at September 30, 2005 and $32.9 million at December 31, 2004. The reserve for credit losses of $136.0 million included $10.6 million allocated to loan commitments and other off-balance sheet exposures. The remaining $125.4 million reserve assigned to loans and leases at December 31, 2005 represented a reserve to loan ratio of .63%, compared with .65% at September 30, 2005 and .73% a year ago. Nonperforming loans of $31.0 million at year-end represented .16% of total loans and leases and were covered 4.0 times by the assigned reserve.

Noninterest expenses totaled $456.7 million for the quarter, up 14% from $399.5 million in the year-ago quarter. Adjusting for FSG, noninterest expenses increased by 6%. FSG expenses, including integration expenses, totaled $34.4 million in the fourth quarter, representing 60% of the total increase in noninterest expenses.

Compensation and employee benefit expenses totaled $247.6 million, up $33.1 million or 15% compared with last year, and included $17.3 million from the addition of FSG. Adjusting for FSG, compensation and benefit expenses increased 7%. The current quarter increase was also driven by higher performance-based compensation, annual salary increases, and higher pension and health care costs. The prior year quarter reflected higher performance-based expenses attributable to the employee stock ownership and defined contribution plans. Staff on a full-time equivalent basis at December 31, 2005 totaled approximately 9,000, up 12% from a year ago. Staffing level increases were primarily the result of the addition of approximately 800 FSG staff.

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FOURTH QUARTER PERFORMANCE HIGHLIGHTS (continued)

Other expense categories totaled $209.1 million, up $24.1 million or 13% from $185.0 million last year. The current quarter includes $17.1 million from the addition of FSG. Adjusting for FSG, other expenses increased by 4%. The current quarter increase also reflects higher expenses for consulting services, business promotion and advertising, occupancy, and fees for global subcustody. These increases were partially offset by lower costs associated with operating risks relating to servicing and managing financial assets.

The provision for income taxes totaled $71.3 million, up 7% from the prior year fourth quarter. The current year quarter includes a $3.5 million tax benefit relating to the repatriation of foreign earnings as provided for in The American Jobs Creation Act of 2004.

BALANCE SHEET

Balance sheet assets averaged $47.5 billion for the quarter, up 7% from last year’s fourth quarter average of $44.3 billion. The securities portfolio averaged $10.9 billion, up 28% from last year, while loans and leases averaged $19.3 billion, up 9%. Money market assets averaged $10.9 billion for the quarter, down 17% from the prior year.

Residential mortgages averaged $8.3 billion in the quarter, up 3% from the prior year’s fourth quarter, and represented 43% of the total average loan and lease portfolio. Commercial and industrial loans averaged $3.5 billion, up 5% from $3.3 billion last year, while personal loans averaged $2.8 billion, unchanged from last year’s fourth quarter.

Common stockholders’ equity averaged a record $3.6 billion, up 10% from last year’s fourth quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation repurchased 926,251 shares at a cost of $48.6 million ($52.50 average price per share). An additional 3.2 million shares are authorized for repurchase after December 31, 2005 under the previously announced share buyback program.

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FULL-YEAR PERFORMANCE HIGHLIGHTS

Net income per common share was a record $2.64, 16% higher than the $2.27 reported in 2004. Net income was a record $584.4 million compared with $505.6 million earned last year and resulted in a return on average common equity of 17.01% and a return on average assets of 1.27%.

Revenues of $2.69 billion, which includes $130.8 million from FSG and $19.8 million of acquisition-related funding costs, were up 15% from the $2.33 billion last year. Trust, investment and other servicing fees were $1.56 billion for the year, up 17% compared with $1.33 billion last year. Trust, investment and other servicing fees represented 58% of revenues and total fee-related income represented 73% of revenues.

Trust, investment and other servicing fees from C&IS increased 25% to $852.5 million from $680.4 million a year ago. Custody and fund administration fees increased 47% to $400.0 million for the year, reflecting strong growth in global fees including revenues from FSG. Securities lending fees totaled $148.7 million compared with $120.1 million last year primarily reflecting higher volumes, while fees from asset management grew 5% to $242.0 million.

Trust, investment and other servicing fees from PFS increased 9% and totaled $706.9 million compared with $649.9 million last year. The increase resulted primarily from improved equity markets and new business. Revenue growth was broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees.

Foreign exchange trading profits were $180.2 million for the year compared with $158.0 million last year. Treasury management fees were $71.2 million, down 19% from the prior year. Approximately half of this decrease was offset by improved net interest income as clients opted to pay for services via compensating balances. Revenues from security commissions and trading income were $55.2 million compared with $50.5 million in the prior year. Other operating income was $97.5 million for the period compared with $83.8 million last year. The current year included $9.2 million of nonrecurring gains compared with $5.1 million last year. The remainder of the increase primarily resulted from higher custody related deposit revenues.

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FULL-YEAR PERFORMANCE HIGHLIGHTS (continued)

Net interest income, stated on a fully taxable equivalent basis, totaled a record $722.3 million, an increase of 17% from the $615.5 million reported in the prior year. The net interest margin increased to 1.79% from 1.66% in the prior year due in large part to wider spreads earned on retail deposits and an improved funding mix. Total average earning assets of $40.5 billion were 9% higher than a year ago. Money market assets were up 3% and averaged $11.8 billion for the period. Average securities increased 21% to $9.9 billion while average loans and leases were up 7% to $18.8 billion.

The provision for credit losses was $2.5 million for the year compared with a negative $15.0 million in 2004. Net charge-offs totaled $5.8 million compared with $2.9 million in 2004.

Noninterest expenses totaled $1.73 billion for the period, up 13% from $1.53 billion a year-ago. FSG operating and integration expenses totaled $105.9 million in the period.

Compensation and employee benefits of $964.6 million represented 56% of total operating expenses and included $56.8 million from the addition of FSG. The current period expenses also reflect annual salary increases and higher incentive compensation, employment taxes, and retirement and health care costs.

Other expense categories totaled $770.3 million for the period, up 9% from $708.5 million in 2004, and included $49.1 million from the addition of FSG. The remaining increase primarily reflects higher expenses for consulting services, business promotion and advertising, employee relocation and hiring costs, and fees for global subcustody services. Partially offsetting the increase were lower expenses associated with operating risks related to servicing and managing financial assets. The prior period included a $17.0 million litigation settlement in the third quarter of last year and an $11.6 million loss in the first quarter of last year from securities processing activities.

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2004 Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, changes in U.S. and worldwide securities markets, changes in foreign exchange rates, Northern Trust’s success in executing various parts of its business plans, including controlling expenses, the impact of the divestiture or discontinuance of portions of Northern Trust’s business, operating and technology risks (including material systems interruptions, human errors or omissions, fraud, and breaches of internal controls), risks associated with regulatory changes, and risks and uncertainties inherent in the regulatory and litigation processes. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 18, 2006. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CT on January 18, 2006 through 6:00 p.m. CT on January 25, 2006. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FOURTH QUARTER
	2005	2004	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$403.5	$338.7	19%
Foreign Exchange Trading Profits	44.0	42.6	3
Treasury Management Fees	15.8	20.0	(21)
Security Commissions & Trading Income	12.8	11.7	9
Other Operating Income	28.9	25.3	15
Investment Security Transactions	0.1	0.1	N/M

Total Noninterest Income	505.1	438.4	15

Interest Income (Taxable Equivalent)	458.8	341.3	34
Interest Expense	271.5	176.6	54

Net Interest Income (Taxable Equivalent)	187.3	164.7	14

Total Revenue (Taxable Equivalent)	692.4	603.1	15

Noninterest Expenses
Compensation	200.4	167.8	19
Employee Benefits	47.2	46.7	1
Occupancy Expense	37.4	29.3	28
Equipment Expense	22.6	22.8	(1)
Other Operating Expenses	149.1	132.9	12

Total Noninterest Expenses	456.7	399.5	14

Provision for Credit Losses	—	(10.0)	N/M
Taxable Equivalent Adjustment	16.8	14.1	19

Income before Income Taxes	218.9	199.5	10
Provision for Income Taxes	71.3	66.9	7

NET INCOME	$147.6	$132.6	11%

Per Common Share
Net Income
Basic	$0.68	$0.61	11%
Diluted	0.67	0.60	12

Return on Average Common Equity	16.38%	16.29%
Average Common Equity	$3,574.5	$3,236.5	10%
Return on Average Assets	1.23%	1.19%

Common Dividend Declared per Share	$0.23	$0.21	10%

Average Common Shares Outstanding (000s)
Basic	217,835	218,816
Diluted	221,562	222,352
Common Shares Outstanding (EOP)	218,129	219,068

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note: The discontinued operations of Northern Trust Retirement Consulting, LLC have been incorporated into the consolidated results of Northern Trust.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	TWELVE MONTHS
	2005	2004	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,559.4	$1,330.3	17%
Foreign Exchange Trading Profits	180.2	158.0	14
Treasury Management Fees	71.2	88.1	(19)
Security Commissions & Trading Income	55.2	50.5	9
Other Operating Income	97.5	83.8	16
Investment Security Transactions	0.3	0.2	N/M

Total Noninterest Income	1,963.8	1,710.9	15

Interest Income (Taxable Equivalent)	1,651.5	1,172.6	41
Interest Expense	929.2	557.1	67

Net Interest Income (Taxable Equivalent)	722.3	615.5	17

Total Revenue (Taxable Equivalent)	2,686.1	2,326.4	15

Noninterest Expenses
Compensation	774.2	661.7	17
Employee Benefits	190.4	161.5	18
Occupancy Expense	133.7	121.5	10
Equipment Expense	83.2	84.7	(2)
Other Operating Expenses	553.4	502.3	10

Total Noninterest Expenses	1,734.9	1,531.7	13

Provision for Credit Losses	2.5	(15.0)	N/M
Taxable Equivalent Adjustment	60.9	54.4	12

Income before Income Taxes	887.8	755.3	18
Provision for Income Taxes	303.4	249.7	21

NET INCOME	$584.4	$505.6	16%

Per Common Share
Net Income
Basic	$2.68	$2.30	17%
Diluted	2.64	2.27	16

Return on Average Common Equity	17.01%	16.07%
Average Common Equity	$3,434.8	$3,145.3	9%
Return on Average Assets	1.27%	1.22%

Common Dividends Declared per Share	$0.86	$0.78	10%

Average Common Shares Outstanding (000s)
Basic	218,102	219,492
Diluted	221,557	223,136
Common Shares Outstanding (EOP)	218,129	219,068

Note: The discontinued operations of Northern Trust Retirement Consulting, LLC have been incorporated into the consolidated results of Northern Trust.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FOURTH QUARTER 2005	THIRD QUARTER 2005	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$403.5	$396.6	2%
Foreign Exchange Trading Profits	44.0	46.4	(5)
Treasury Management Fees	15.8	17.3	(9)
Security Commissions & Trading Income	12.8	13.9	(8)
Other Operating Income	28.9	27.4	5
Investment Security Transactions	0.1	0.1	—

Total Noninterest Income	505.1	501.7	1

Interest Income (Taxable Equivalent)	458.8	425.4	8
Interest Expense	271.5	241.9	12

Net Interest Income (Taxable Equivalent)	187.3	183.5	2

Total Revenue (Taxable Equivalent)	692.4	685.2	1

Noninterest Expenses
Compensation	200.4	198.6	1
Employee Benefits	47.2	47.9	(1)
Occupancy Expense	37.4	33.3	12
Equipment Expense	22.6	20.7	9
Other Operating Expenses	149.1	141.1	6

Total Noninterest Expenses	456.7	441.6	3

Provision for Credit Losses	—	2.5	N/M
Taxable Equivalent Adjustment	16.8	15.1	11

Income before Income Taxes	218.9	226.0	(3)
Provision for Income Taxes	71.3	78.3	(9)

NET INCOME	$147.6	$147.7	N/M %

Per Common Share
Net Income
Basic	$0.68	$0.68	—%
Diluted	0.67	0.67	—

Return on Average Common Equity	16.38%	16.83%
Average Common Equity	$3,574.5	$3,482.5	3%
Return on Average Assets	1.23%	1.27%

Common Dividend Declared per Share	$0.23	$0.21	10%

Average Common Shares Outstanding (000s)
Basic	217,835	218,013
Diluted	221,562	221,673
Common Shares Outstanding (EOP)	218,129	218,246

Note: The discontinued operations of Northern Trust Retirement Consulting, LLC have been incorporated into the consolidated results of Northern Trust.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31
	2005	2004	% Change (*)
Assets
Money Market Assets	$16,035.7	$13,167.5	22%
Securities
U.S. Government	18.0	23.6	(24)
Government Sponsored Agency and Other	10,170.8	8,085.9	26
Municipal	917.4	929.6	(1)
Trading Account	2.8	2.6	8

Total Securities	11,109.0	9,041.7	23
Loans and Leases	19,968.5	17,942.7	11

Total Earning Assets	47,113.2	40,151.9	17
Reserve for Credit Losses Assigned to Loans	(125.4)	(130.7)	(4)
Cash and Due from Banks	2,996.2	2,052.5	46
Trust Security Settlement Receivables	317.0	148.9	113
Buildings and Equipment, net	471.5	465.1	1
Other Nonearning Assets	2,641.3	2,589.0	2

Total Assets	$53,413.8	$45,276.7	18%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,844.1	$9,444.6	4%
Other Time	391.6	370.7	6
Foreign Office Time	20,857.0	14,865.3	40

Total Interest-Bearing Deposits	31,092.7	24,680.6	26
Borrowed Funds	7,298.7	7,188.6	2
Senior Notes and Long-Term Debt	1,568.5	1,339.9	17

Total Interest-Related Funds	39,959.9	33,209.1	20
Demand & Other Noninterest-Bearing Deposits	7,426.8	6,377.0	16
Other Liabilities	2,426.3	2,395.0	1

Total Liabilities	49,813.0	41,981.1	19
Common Equity	3,600.8	3,295.6	9

Total Liabilities and Stockholders’ Equity	$53,413.8	$45,276.7	18%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	DECEMBER 31 2005	SEPTEMBER 30 2005	% Change
Assets
Money Market Assets	$16,035.7	$11,897.1	35%
Securities
U.S. Government	18.0	17.8	1
Government Sponsored Agency and Other	10,170.8	9,532.9	7
Municipal	917.4	930.5	(1)
Trading Account	2.8	3.9	(28)

Total Securities	11,109.0	10,485.1	6
Loans and Leases	19,968.5	19,314.3	3

Total Earning Assets	47,113.2	41,696.5	13
Reserve for Credit Losses Assigned to Loans	(125.4)	(126.4)	(1)
Cash and Due from Banks	2,996.2	2,478.4	21
Trust Security Settlement Receivables	317.0	284.2	12
Buildings and Equipment, net	471.5	475.1	(1)
Other Nonearning Assets	2,641.3	3,619.6	(27)

Total Assets	$53,413.8	$48,427.4	10%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,844.1	$8,653.2	14%
Other Time	391.6	385.9	1
Foreign Office Time	20,857.0	17,732.6	18

Total Interest-Bearing Deposits	31,092.7	26,771.7	16
Borrowed Funds	7,298.7	6,225.0	17
Senior Notes and Long-Term Debt	1,568.5	1,578.2	(1)

Total Interest-Related Funds	39,959.9	34,574.9	16
Demand & Other Noninterest-Bearing Deposits	7,426.8	6,723.7	10
Other Liabilities	2,426.3	3,599.8	(33)

Total Liabilities	49,813.0	44,898.4	11
Common Equity	3,600.8	3,529.0	2

Total Liabilities and Stockholders’ Equity	$53,413.8	$48,427.4	10%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FOURTH QUARTER
	2005	2004	% Change (*)
Assets
Money Market Assets	$10,946.6	$13,151.9	(17)%
Securities
U.S. Government	18.4	29.3	(37)
Government Sponsored Agency and Other	10,002.3	7,595.4	32
Municipal	922.7	930.1	(1)
Trading Account	5.5	6.1	(9)

Total Securities	10,948.9	8,560.9	28
Loans and Leases	19,334.4	17,777.4	9

Total Earning Assets	41,229.9	39,490.2	4
Reserve for Credit Losses Assigned to Loans	(126.3)	(140.3)	(10)
Nonearning Assets	6,384.4	4,937.3	29

Total Assets	$47,488.0	$44,287.2	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,840.1	$8,827.8	N/M %
Other Time	390.1	364.5	7
Foreign Office Time	17,651.3	14,300.9	23

Total Interest-Bearing Deposits	26,881.5	23,493.2	14
Borrowed Funds	6,226.8	8,206.8	(24)
Senior Notes and Long-Term Debt	1,576.0	1,403.6	12

Total Interest-Related Funds	34,684.3	33,103.6	5
Demand & Other Noninterest-Bearing Deposits	6,047.6	5,740.6	5
Other Liabilities	3,181.6	2,206.5	44

Total Liabilities	43,913.5	41,050.7	7
Common Equity	3,574.5	3,236.5	10

Total Liabilities and Stockholders’ Equity	$47,488.0	$44,287.2	7%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2005 Quarters				2004 Quarters
	Fourth	Third	Second	First	Fourth
Net Income Summary
Trust, Investment and Other Servicing Fees	$403.5	$396.6	$402.1	$357.2	$338.7
Other Noninterest Income	101.6	105.1	105.5	92.2	99.7
Net Interest Income (Taxable Equivalent)	187.3	183.5	179.8	171.7	164.7

Total Revenue (Taxable Equivalent)	692.4	685.2	687.4	621.1	603.1
Provision for Credit Losses	—	2.5	—	—	(10.0)
Noninterest Expenses	456.7	441.6	441.6	395.0	399.5

Pretax Income (Taxable Equivalent)	235.7	241.1	245.8	226.1	213.6
Taxable Equivalent Adjustment	16.8	15.1	14.7	14.3	14.1
Provision for Income Taxes	71.3	78.3	81.1	72.7	66.9

Net Income	$147.6	$147.7	$150.0	$139.1	$132.6

Per Common Share
Net Income - Basic	$0.68	$0.68	$0.69	$0.64	$0.61
- Diluted	0.67	0.67	0.68	0.63	0.60
Dividend Declared	0.23	0.21	0.21	0.21	0.21
Book Value (EOP)	16.51	16.17	15.78	15.37	15.04
Market Value (EOP)	51.82	50.55	45.59	43.44	48.58

Ratios
Return on Average Common Equity	16.38%	16.83%	17.84%	17.06%	16.29%
Return on Average Assets	1.23	1.27	1.29	1.29	1.19
Net Interest Margin	1.80	1.81	1.74	1.79	1.66
Productivity Ratio	152%	155%	156%	157%	151%
Risk-based Capital Ratios
Tier 1	9.7%	9.7%	9.8%	9.6%	11.0%
Total (Tier 1 + Tier 2)	12.3	12.4	12.7	12.7	13.3
Leverage	7.1	7.2	6.9	7.1	7.6

Trust Assets Under Custody ($ in Billions) - EOP **
Corporate	$2,699.7	$2,627.7	$2,483.7	$2,405.9	$2,345.1
Personal	225.6	219.3	213.9	209.9	209.3

Total Trust Assets Under Custody	$2,925.3	$2,847.0	$2,697.6	$2,615.8	$2,554.4

Managed Assets	$617.9	$607.4	$589.8	$588.6	$571.9

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$31.0	$34.1	$30.1	$34.0	$32.9
Other Real Estate Owned (OREO)	0.1	0.0	0.0	0.1	0.2

Total Nonperforming Assets	$31.1	$34.1	$30.1	$34.1	$33.1

Nonperforming Assets / Loans & OREO	0.16%	0.18%	0.15%	0.18%	0.18%

Gross Charge-offs	$0.3	$5.8	$1.4	$0.1	$1.1
Less: Gross Recoveries	0.2	0.5	0.6	0.5	0.3

Net Charge-offs (Recoveries)	$0.1	$5.3	$0.8	$(0.4)	$0.8

Net Charge-offs (Annualized) to Average Loans	0.00%	0.11%	0.02%	(0.01)%	0.02%
Reserve for Credit Losses Assigned to Loans	$125.4	$126.4	$129.9	$131.1	$130.7
Reserve to Nonaccrual Loans	405%	371%	432%	386%	397%
Reserve for Other Credit-Related Exposures	$10.6	$9.7	$9.0	$8.6	$8.6

**	Assets Under Custody do not include assets administered but not held under custody that were previously included within the category of Assets Under Administration.